                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated April 18, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Global Utilities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian and Independent Accountants" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 27, 2000